News Release

Firsthand Technology Value Fund Announces Third Quarter Financial Results, NAV of $21.16 per share

San Jose, CA, November 8, 2019 – Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly traded venture capital fund that invests in technology and cleantech companies, announced today its financial results for the third quarter ended September 30, 2019.

As of September 30, 2019, the Fund’s net assets were approximately $151.9 million, or $21.16 per share, compared with net assets of approximately $157.4 million, or $21.93 per share as of June 30, 2019. As September 30, 2019, the Fund’s portfolio included public and private securities valued at approximately $136.4 million, or $19.00 per share, and approximately $1.71 in cash and cash equivalents.

Portfolio Summary (as of 9/30/19)

Investment	Fair Value1,	Fair Value per Share[1,2]
Equity/Debt Investments	$136.41 million	$19.00
Cash/Cash Equivalents	$12.29 million	$1.71
Other Assets	$8.34 million	$1.16
Total Assets	$157.04 million	$21.88
Total Liabilities	$5.17 million	$0.72
Net Assets	$151.87 million	$21.16

[1]	Numbers may not sum due to rounding.
[2]	Total shares outstanding: 7,178,770.

During the third quarter of 2019, the Valuation Committee, which was composed of four independent directors, adjusted the fair values of the private companies in our portfolio. In arriving at these determinations and consistent with the Fund’s valuation procedures, and ASC 820 (formerly FAS 157), the Valuation Committee took into account many factors, including the performance of the portfolio companies, recent transactions in the companies’ securities, as well as the impact of changes in market multiples within certain sectors.

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For the three months ended September 30, 2019, the Fund reported investment income of approximately $400 thousand. The Fund reported a net investment loss, net of deferred taxes, of approximately $445 thousand. The Fund reported a net realized and unrealized loss on investments, net of deferred taxes, of approximately $5.10 million for the quarter.

Throughout the quarter, the Fund continued its efforts to manage its portfolio prudently, including working with its portfolio companies and their management teams to seek to enhance performance and uncover potential exit opportunities.

About Firsthand Technology Value Fund

Firsthand Technology Value Fund, Inc. is a publicly traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies. An investment in the Fund involves substantial risks, some of which are highlighted below. Please see the Fund’s public filings for more information about fees, expenses and risk. Past investment results do not provide any assurances about future results.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Phil Mosakowski

Firsthand Capital Management, Inc.

(408) 624-9526

vc@firsthandtvf.com